Exhibit 10.1

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Amended and Restated

Alliance One International, Inc.

2007 Incentive Plan

Form of Grant Agreement

PERFORMANCE-BASED STOCK UNIT AWARD AGREEMENT

This Performance-Based Stock Unit Award Agreement (this “Agreement”), made effective as of the day of _________, 20__ (the “Date of Award”), between Alliance One International, Inc., a Virginia corporation (the “Company”), and (“Participant”), is made pursuant and subject to the provisions of the Amended and Restated Alliance One International, Inc. 2007 Incentive Plan (the “Plan”), a copy of which has been made available to the Participant.

RECITAL:

The Plan provides for the grant of Performance-based Stock Unit Awards to eligible employees designated by the Committee. The Committee has determined that Performance-based Stock Unit Awards will encourage eligible employees to contribute to the profits and growth of the Company and its Affiliates, and that the Participant can be expected to make such a contribution. The Committee does not intend that this Performance-Based Stock Unit Award be treated as “performance-based compensation” under Article XI of the Plan.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meaning set forth for those terms in the Plan.

2.

Performance-based Stock Unit Award. The Company grants _________________ Stock Units to the Participant as of the Date of Award specified above, subject to the terms and conditions, including the vesting requirements, set forth in this Agreement (the “Performance-based Stock Units”).

3.

Vesting.

a.

Performance Criteria. Except as otherwise provided in Section 3(c) hereof, vesting of the Performance-based Stock Units will depend on the Company’s performance for three separate performance periods: the fiscal year ending March 31, 20__ (the “One-Year Performance Period”), the two-fiscal-year period ending March 31, 20__ (the “Two-Year Performance Period”), and the three-fiscal-year period ending March 31, 20__ (the “Three-Year Performance Period”; each of the One-year Performance Period, the Two-year Performance Period and the Three-year Performance Period are generically referred to as a “Performance Period”). The amount of the Performance-based Stock Units that will vest with respect to any Performance Period will depend on the Company’s EBITDA for such Performance Period and the Debt at the end of such Performance Period. The term “EBITDA” shall have the meaning given to that term in the Credit Agreement dated as of July 2, 2009 among the Company, certain of its subsidiaries, the lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas, as administrative agent, and such Credit Agreement has been amended and may further be amended from time to time, with any adjustments as may be determined by the Committee in its sole and absolute discretion, regardless of whether any such adjustment increases or decreases EBITDA as would otherwise be determined.  The term Debt shall be used to reflect the reduction in the Company’s level of consolidated net debt and shall mean, with respect to any Performance Period, the sum of the Company’s consolidated long-term debt, current maturities of long-term debt and notes payable to banks minus the Company’s consolidated cash and cash equivalents, each as of the end of such Performance Period. The financial items that are used in the foregoing definitions shall be determined for any Performance Period in accordance with United States generally accepted accounting principles consistently applied by the Company, and in the event of any change in the format of presentation of the Company’s consolidated financial statements from the Company’s audited statement of consolidated operations and comprehensive income, consolidated balance sheet and statement of consolidated cash flows at and for the fiscal year ended March 31, 20__ included in the Company’s Form 10-K for the fiscal year ended March 31, 20__, the Committee may adjust the definitions of EBITDA and Debt as used herein in any manner deemed equitable by the Committee, in its sole discretion, to account for such change in presentation.

With respect to any Performance Period, the number of Performance-based Stock Units that would vest shall be the product of the number of Performance-based Stock Units awarded hereby multiplied by the percentage (expressed as a fraction) set forth in the matrix (the “Matrix”) attached hereto as Exhibit A with respect to the EBITDA and Debt for such Performance Period, with the percentage to vest for any EBITDA and Debt levels between any points on the Matrix being extrapolated by the Committee in any manner determined by it in good faith (based on even weighting of EBITDA and Debt); provided that:

i.

with respect to the One-year Performance Period and the Two-Year Performance Period, only one-half of the percentage amount set forth in the Matrix with respect to the EBITDA and Debt for such Performance Period shall be used in the foregoing calculation and in no event shall the number of Performance-based Stock Units that vest for such Performance Period exceed 16.66% of the Performance-based Stock Units awarded hereby (other than to the extent such excess is the result of rounding up to the nearest whole Performance-based Stock Unit), and

ii

with respect to the Three-year Performance Period, the number of Performance-based Stock Units awarded hereunder that would vest shall be reduced, but not below zero, by the aggregate of the Performance-based Stock Units vested with respect to the One-year Performance Period and with respect to the Two-Year Performance Period.

b.

Certification. As soon as practicable after the end of the Performance Period (or, if clause (ii) or (iii) of Section 3(c) applies, as soon as practicable after termination of the Participant’s active employment due to Disability or death), the Committee shall certify the number of Performance-based Stock Units that will be deemed vested pursuant to this Section 3, and any fractional amount of Performance-based Stock Unit deemed vested shall be rounded up to the nearest whole number. The number of Performance-based Stock Units so certified with respect to a Performance Period shall be deemed to be vested as of the last day of such Performance Period. Notwithstanding any provision of this Agreement to the contrary, the Committee in its discretion may adjust the number of Performance-based Stock Units that would otherwise be deemed vested pursuant to this Section in recognition of such performance or other factors that the Committee deems relevant. Except to the extent any other provision hereof provides for earlier forfeiture, Performance-based Stock Units that are not certified by the Committee as vested will be deemed forfeited as of the last day of the Three-year Performance Period.

c.

Effect of Termination of Employment. Notwithstanding anything to the contrary herein, all of a Participant’s vested and unvested Performance-based Stock Units shall be forfeited, and the Participant shall not be entitled to any payment with respect to the Performance-based Stock Units awarded hereby, upon termination of the Participant from the employ of the Company and its Affiliates for any reason at any time on or prior to the first anniversary of the Date of Award.  Notwithstanding anything to the contrary herein, except as otherwise set forth in clauses (i) through (iii) below, all of a Participant’s vested and unvested Performance-based Stock Units shall be forfeited, and the Participant shall not be entitled to any payment with respect to the Performance-based Stock Units awarded hereby, upon termination of the Participant from the employ of the Company and its Affiliates at any time on or prior to the last day of the Three-year Performance Period.

i.

Retirement or Involuntary Termination Without Cause. Upon the Participant’s Retirement, or the involuntary termination of the Participant from the employ of the Company and its Affiliates without Cause, in either case prior to the last day of the Three-year Performance Period:

(1)

The provisions of Section 3(a) hereof regarding the vesting of Performance-based Stock Units shall apply, except to the extent provided in clauses (2) and (3) of this clause (i);

(2)

If such Retirement or involuntary termination of employment without Cause occurs on or prior to the last day of the Two-year Performance Period, no Performance-based Stock Units shall vest with respect to the Two-Year Performance Period;

(3)

Subject to the Committee’s discretion to adjust the number of Performance-based Stock Units that vest hereunder based on other factors pursuant to Section 3(b), the Performance-based Stock Units that would otherwise become vested at the end of the Three-year Performance Period pursuant to Section 3(a) (if any) shall be prorated (rounded up to the nearest whole unit) based on the ratio of the number of calendar months (rounded up to the nearest whole month) during a Performance Period that the Participant remained in the continuous employ of the Company or one of its Affiliates through the date of such Retirement or involuntary termination of employment without Cause, to 36. Any Performance-based Stock Units not vested in accordance with this clause (i) shall be forfeited and the Participant shall not be entitled to any payment with respect to such forfeited Performance-based Stock Units.

For purposes of this Agreement, the Participant’s termination will be deemed to be an involuntary termination without “Cause” unless prior to such termination the Committee determines that the Participant engaged in a Prohibited Activity (as defined in Section 4(c)) and that the Participant is being terminated Cause.

Any Performance-based Stock Units that are vested at the time of the Participant’s Retirement or the involuntary termination of the Participant from the employ of the Company and its Affiliates without Cause shall be settled promptly after such Retirement or involuntary termination, but in no event later than December 31 of the year in which such Retirement or involuntary termination occurs, or if such Retirement or involuntary termination occurs in October, November or December, by March 15 of the following year.  Any Performance-based Stock Units that vest after such Retirement and involuntary term shall be settled at the time specified in Section 4(a) hereof.

See Exhibit B attached to this Agreement for an example of how the provisions of this clause (i) apply.

ii.

Disability. Upon the termination of the Participant’s active employment with the Company and its Affiliates prior to the last day of a Performance Period and on account of the Participant’s Disability:

(1)

The provisions of Section 3(a) shall not apply with respect to the vesting of any Performance-based Stock Units with respect to such Performance Period;

(2)

Any Performance-based Stock Units that become vested pursuant to this clause (ii) will be deemed to have vested on the date the Participant’s active employment terminated on account of Disability; and

(3)

Subject to the Committee’s discretion to adjust the number of Performance-based Stock Units that vest hereunder based on other factors pursuant to Section 3(b), the number of Performance-based Stock Units that vest pursuant to this clause (ii) shall be the number of Performance-based Stock Units awarded hereby minus the aggregate amount of Performance-based Stock Units that had vested with respect to any Performance Period the last day of which the Participant had been in the continuous employ of the Company, with such difference pro rated based on the ratio of the number of calendar months (rounded up to the nearest whole month) during the Three-year Performance Period that the Participant remained in the continuous employ of the Company or one of its Affiliates through the date the Participant’s active employment terminated on account of Disability to the 36 months constituting the Three-year Performance Period, such amount rounded up to the nearest whole unit. Any Performance-based Stock Units not vested at the time of the Participant’s termination of employment on account of the Participant’s Disability that do not vest in accordance with this clause (ii) shall be forfeited effective immediately after the Committee’s certification of the Performance-based Stock Units deemed vested pursuant to this clause (ii).

(4)

Any Performance-based Stock Units that are vested on the date the Participant’s active employment terminated on account of Disability, including any Performance-based Stock Units that are deemed vested as of such date by virtue of this clause (ii), shall be settled promptly after such termination of active employment, but in no event later than December 31 of the year in which such termination of active employment occurs or, if such termination of active employment occurs in October, November or December, by March 15 of the following year.

See Exhibit B attached to this Agreement for an example of how the provisions of this clause (ii) apply.

iii.

Death. Upon termination of Participant’s employment with the Company and its Affiliates on account of the Participant’s death prior to the last day of a Performance Period:

(1)

The provisions of Section 3(a) shall not apply with respect to the vesting of any Performance-based Stock Units with respect to such Performance Period;

(2)

Any Performance-based Stock Units that become vested pursuant to this clause (iii) will be deemed to have vested on the Participant’s date of death; and

(3)

Subject to the Committee’s discretion to adjust the number of Performance-based Stock Units that vest hereunder based on other factors pursuant to Section 3(b), the number of Performance-based Stock Units that vest pursuant to this clause (iii) shall be the number of Performance-based Stock Units awarded hereby minus the aggregate amount of Performance-based Stock Units that had vested with respect to any Performance Period the last day of which the Participant had been in the continuous employ of the Company, with such difference pro rated based on the ratio of the number of calendar months (rounded up to the nearest whole month) during the Three-year Performance Period that the Participant remained in the continuous employ of the Company or one of its Affiliates through the date the Participant’s death to the 36 months constituting the Three-year Performance Period, such amount rounded up to the nearest whole unit. Any Performance-based Stock Units not vested at the time of the Participant’s death that do not vest in accordance with this clause (iii) shall be forfeited effective immediately after the Committee’s certification of the Performance-based Stock Units deemed vested pursuant to this clause (iii).

(4)

Any Performance-based Stock Units that are vested on the date the Participant’s death, including any Performance-based Stock Units that are deemed vested as of such date by virtue of this clause (iii), shall be settled promptly after the Participant’s death, but in no event later than December 31 of the year in which the Participant’s Death occurs or, if the Participant’s death occurs in October, November or December, by March 15 of the following year.

See Exhibit B attached to this Agreement for an example of how the provisions of this clause (iii) apply.

d.

Change in Control Before Last Day of Performance Period. In the event of a Change in Control of the Company prior to the last day of a Performance Period and prior to the termination of the Participant’s employment, the provisions of Article X of the Plan shall apply with respect to the vesting of any Performance-based Stock Units with respect to such Performance Period, and the Committee shall determine whether and to what extent the Participant’s Performance-based Stock Units will be deemed to be vested and the time of settlement of such Performance-based Stock Units.

4.

Terms and Conditions.

a.

Time of Settlement. Except to the extent the timing of settlement is expressly provided otherwise in Section 3(c) or the Committee determines another time for settlement of Performance-based Stock Units vested pursuant to Section 3(d), the Company will effect settlement of all Performance-based Stock Units that are or become vested as of the last day of the Three-year Performance Period as soon as practicable after the Committee shall have certified the number of Performance-based Stock Units deemed vested with respect to the Three-year Performance Period, but in any event no later than December 31 of the calendar year in which the Three-year Performance Period ends.

b.

Manner of Settlement.  Vested Performance-based Stock Units shall be settled by the Company in shares of Common Stock, cash or a combination thereof in accordance with this Section 4(b).  At its option, and with respect to any vested Performance-based Stock Unit, the Company will:

i.

issue to the Participant (or the Participant’s estate, if the Participant is deceased) one whole share of Common Stock for such vested Performance-based Stock Unit; or

ii

pay to the Participant (or the Participant’s estate, if the Participant is deceased) an amount of cash equal, for such vested Performance-based Stock Unit, to the closing price for a share of Common Stock, as reported on the primary securities exchange on which the Common Stock is then traded, on the date the Committee certified pursuant to Section 3(b) hereof the vesting of any Performance-based Stock Unit with respect to the Three-year Performance Unit (or, with respect to any settlement of any Performance-based Restricted Stock Unit that is vested as of the date of or as a result of a termination of the employment of the Participant as described in Sections 3(c)(i) through (iii), on such date of the termination of the employment), and if such date is not a day on which such securities exchange is open for trading shares of the Common Stock, then on the next succeeding day on which such securities exchange is open for trading shares of the Common Stock.

c.

Misconduct.

i.

The Committee shall have the authority to cancel, rescind, cause the forfeiture of or otherwise limit or restrict any vested or nonvested Performance-based Stock Units awarded under this Agreement if the Committee determines that the Participant has (i) violated the Company’s Code of Conduct (as in effect from time to time); (ii) violated any law (other than misdemeanor traffic violations) and thereby injured or damaged the business reputation or prospects of the Company or an Affiliate; or (iii) engaged in intentional misconduct that caused, or materially contributed to, the need for a substantial restatement (voluntary or required) of the Company’s financial statements filed with the Securities and Exchange Commission (the foregoing enumerated items being hereinafter referred to, individually or collectively, as a “Prohibited Activity”).

ii.

In the event the Committee in its discretion determines that the Participant has engaged in a Prohibited Activity at any time prior to the later of six months after the settlement of any vested Performance-based Stock Units or the lapse of the Three-year Performance Period, the Committee may rescind the settlement of any Performance-based Stock Units hereunder, provided the Committee takes such action within two years after the occurrence of the Prohibited Activity. Upon such rescission, the Company at its sole option, may require the Participant to (a) deliver and convey to the Company the shares of Common Stock issued in settlement of the Performance-based Stock Units awarded hereunder; (b) in the case any such shares of Common Stock have been sold in a market transaction to an unrelated party by the Participant, pay to the Company an amount equal to the proceeds from the sale of such shares; (c) in the case any such shares of Common Stock have otherwise been disposed of by the Participant, pay to the Company an amount in cash equal to the product of the number of such shares multiplied by the closing price for a share of Common Stock, as reported on the primary securities exchange on which the Common Stock is then traded, on the date the Committee determined that the Participant has engaged in the Prohibited Activity pursuant to Section 4(c) hereof, and if such date is not a day on which such securities exchange is open for trading shares of the Common Stock, then on the next succeeding day on which such securities exchange is open for trading shares of the Common Stock; (d) pay to the Company an amount of cash equal to the amount of cash paid by the Company in settlement of any Performance Stock Units awarded hereunder. The Company shall be entitled to set-off any such amount owed to the Company against any amount or benefit owed to the Participant by the Company, and the Participant shall forfeit the amount or benefit applied to set-off such amount owed to the Company. Further, if the Company commences an action against such Participant (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Participant engaged in a Prohibited Activity, the Participant shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees.

5.

Assignability. The Performance-based Stock Units, including any interest therein, shall not be transferable or assignable, except by the Participant’s will or by the laws of descent and distribution. The Performance-based Stock Units have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and no transfer or assignment of the Performance-based Stock Units (or any Common Stock issued pursuant thereto) may be made in the absence of an effective registration statement under such laws or the availability of an exemption from the registration provisions thereof in respect of such transfer or assignment.

6.

Shareholder Rights. The Participant will have no voting, dividend or other shareholder right with respect to the Performance-based Stock Units. With respect to the Common Stock issued to the Participant pursuant to this Agreement, the Participant will be treated as a stockholder and shall have applicable voting, dividend and other stockholder rights beginning on the actual date of issue.

7.

Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by the Participant or other person under this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In accordance with procedures established by the Company, the Company may withhold from Common Stock delivered to the Participant, sufficient shares of Common Stock (valued as of the preceding day) to satisfy withholding and employment taxes, or the Company shall direct the Participant to pay to the Company in cash or Common Stock (valued as of the day preceding the payment) sufficient amounts or shares to satisfy such obligation.

8.

No Right to Employment. The Plan and this Agreement will not confer upon the Participant any right with respect to the continuance of employment or other service with the Company or any Affiliate and will not interfere in any way with any right that the Company or any Affiliate would otherwise have to terminate any employment or other service of the Participant at any time. For purposes of this Agreement, the continuous employ of the Participant with the Company or an Affiliate shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company or any Affiliate by reason of (a) the transfer of his or her employment among the Company and its Affiliates or (b) an approved leave of absence.

9.

Not Part of Regular Compensation. The Participant agrees and acknowledges that benefits under this Agreement are subject to the Company’s achievement of certain performance objectives and are further subject to the Committee’s discretion to decrease the number of Performance-based Stock Units that vest. This Agreement shall not be construed as a guarantee that the Participant will earn or accrue a benefit. The Participant agrees and acknowledges that the Performance-based Stock Units and any benefits that may be earned with respect thereto are not and shall not be treated as part of the Participant’s regular compensation for any purpose.

10.

Relation to Other Benefits. Except as specifically provided, any economic or other benefit to the Participant under this Agreement or the Plan will not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Affiliate and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or an Affiliate.

11.

Compliance with Section 409A of the Code.

a.

This Agreement shall at all times be construed in a manner to comply with Code Section 409A, including, if applicable, compliance with any exemptions from Code Section 409A.

b.

The parties intend that all amounts realized by or payable to Participant or any other party pursuant to this Agreement will qualify as short-term deferrals within the meaning of Treas. Reg. § 1.409A-1(b)(4) and will not be treated as “deferred compensation” for purposes of Code Section 409A.

c.

In no event shall any payment required to be made pursuant to this Agreement that is considered deferred compensation within the meaning of Code Section 409A (and is not otherwise exempt from the provisions thereof) be accelerated or delayed in violation of Code Section 409A.

d.

If Participant is a “specified employee” within the meaning of Code Section 409A, any amount payable upon Participant’s separation from service that is considered deferred compensation under Code Section 409A (and is not exempt from Code Section 409A) cannot be paid prior to the earlier of (i) six months after the date of Participant’s separation from service or (ii) the date of Participant’s death.

e.

The Committee and the Company and its Affiliates do not represent or guarantee to any Participant that any particular federal or state income, payroll or other tax treatment will result from the Participant’s participation in the Plan. The Participant is solely responsible for the proper tax reporting and timely payment of any income tax or interest for which the Participant is liable as a result of this Agreement and the Participant’s participation in the Plan.

12.

Retirement. For purposes of this Agreement, “Retirement” means the Participant’s early, normal or delayed retirement under the primary pension plan sponsored by the Company or an Affiliate in which the Participant is eligible to participate.  The determination of the appropriate pension plan for the purpose of the foregoing definition shall be made by the Committee, and its determination shall be conclusive.

13.

Disability. For purposes of this Agreement, “Disability” means that the Participant has ceased active employment with the Company and its Affiliates on account of a permanent and total disability as defined in Section 22(e)(3) of the Code.

14.

Change in Capital Structure. The terms of this Agreement are subject to adjustment by the Committee in accordance with Article XII of the Plan, subject to the limitations imposed by Article XI of the Plan.

15.

Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

16.

Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Award and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Award.

17.

Participant Bound by Plan. Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and Participant agrees to be bound by all the terms and provisions thereof.

18.

Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

19.

Severability. If any provision of this Agreement should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, then this Agreement and the grant of Performance-based Stock Units hereunder shall be deemed invalid and unenforceable in its entirety due to failure of consideration.

20.

Committee Discretion. The Committee shall have all of the powers granted under the Plan, including but not limited to the powers granted under Article III of the Plan and the authority and discretion to interpret the provisions of this Agreement and to make any decisions or take any actions necessary or advisable for the administration of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his or her signature hereto.

ALLIANCE ONE INTERNATIONAL, INC

By  __________________________________

Participant:  ___________________________

EXHIBIT A

PERFORMANCE SHARE UNIT PLAN PAYOUT MATRIX

[matrix to be inserted here]

Note: Matrix based on outstanding share balance of ____ shares. Should share balance change or dividends paid, the matrix and resulting payouts will vary.

EXHIBIT B

PRO-RATION EXAMPLES

The following examples are presented solely to illustrate the operation of certain provisions of the Agreement and are not intended to be, and should not be construed as, any indication or estimate of future performance of the Company or of the levels of awards that would actually vest or be paid under this Agreement

Example 1 – Section 3(c)(i):

The Participant is granted 1,000 Performance-based Stock Units on June 9, 2010 for Performance Periods ending on March 31, 2011, 2012 and 2013.  The Participant is continuously employed by the Company until the close of business on June 30, 2011, when the Participant’s employment is terminated by the Company without Cause.

On July 15, 2011, the Committee certifies that 4% of the Performance-based Stock Units vested for the One-year Performance Period based on EBITDA and Debt for such Performance Period of 8% on the Matrix.  In July 2012, the Committee certifies that, based on EBITDA and Debt levels for such Performance Period intersecting at the 62% level on the Matrix, 16.66% of the Performance-based Stock Units would have vested for the Two-year Performance Period (the 16.66% limitation under Section 3(a)(i) applies to the Two-year Performance Period).  In July 2013, the Committee certifies that based on EBITDA and Debt levels for such Performance Period intersecting at the 123% the relevant number of Performance-based Stock Units vested for the Three-year Performance Period.  The Committee elects not to exercise its discretion to adjust the number of Performance-based Stock units that will vest with respect to any of the Performance Periods.

For the One-year Performance Period, 40 Performance-based Stock Units (4% of 1,000) would vest pursuant to Section 3(a)(i) since the Participant had remained in the continuous employ of the Company through the last day of the One-year Performance Period.  Because employment was terminated under circumstances contemplated by Section 3(c)(i) after the end of the One-year Performance Period but prior to the end of the Second-year Performance Period and Third-year Performance Period, the timing of settlement of the Performance-based Stock Units vested as of such termination of employment, any vesting with respect to Second-year Performance Period and Third-year Performance Period, are governed by Section 3(c)(i).

The Participant would be entitled to settlement on or prior to December 31, 2011of the 40 Performance-based Stock Units vested as of the date of such termination of employment.  If any of these Performance-based Stock Units are settled in cash, the closing date reference price for the Company’s Common Stock is the date of such termination of employment, or if that is not a trading day then the next succeeding trading day.

For the Two-year Performance Period, no Performance-based Stock Units will vest (see Section 3(c)(i)(2)), notwithstanding performance levels that would indicate the vesting of 167 Performance-based Stock Units (16.66% of 1,000, rounded up to the nearest whole number).

For the Three-year Performance Period, the 1,230 Performance-based Stock Units (123% of 1,000) less the 40 Performance-based Stock Units vested with respect to the One-year Performance Period, or 1,190, that would otherwise vest is prorated by the number of whole months (rounded up) in the Performance Period during which the Participant was employed (or, 15) divided by the total 36 months in the Performance Period, resulting in 496 Performance-based Stock Units vesting (again, rounding up to the nearest whole share).  The Participant would be entitled to settlement of these Performance-based Stock Units on or prior to December 31, 2013.  The remaining unvested Performance-based Stock Units would be deemed forfeited on June 30, 2011, the date of termination of employment.  If any of these Performance-based Stock Units are settled in cash, the closing date reference price for the Company’s Common Stock is the date of the Committee’s certification with respect to the Three-year Performance Period, or if that is not a trading day then the next succeeding trading day.

The foregoing example would be equally applicable if the Participant had instead retired at the close of business on June 30, 2011.

Example 2 – Sections 3(c)(ii) and (iii):

The Participant is granted 1,000 Performance-based Stock Units on June 9, 2010 for Performance Periods ending on March 31, 2011, 2012 and 2013.  The Participant is continuously employed by the Company until the close of business on June 30, 2011, when the Participant’s employment is terminated on account of the Participant’s Disability.

On July 15, 2011, the Committee certifies that 4% of the Performance-based Stock Units vested for the One-year Performance Period based on EBITDA and Debt for such Performance Period of 8% on the Matrix.  At the same meeting the Committee took action with respect to certifying the vesting of Performance-based Stock Units of the Participant as a result of the termination of employment on account of the Participant’s Disability.  Note that since the termination of employment occurred after the end of the One-year Performance Period, Section 3(a)(i) governs the vesting of for the One-year Performance Period and Section 3(c)(ii) governs the vesting of Units with respect to the Two-year Performance Period and the Three-year Performance Period.  Section 3(c)(ii) also governs the timing of the settlement of all Performance-based Stock Units.  The Committee elects not to exercise its discretion to adjust the number of Performance-based Stock units that will vest with respect to any of the Performance Periods.

For the One-year Performance Period, 40 Performance-based Stock Units (4% of 1,000) would vest since the Participant had remained in the continuous employ of the Company through the last day of the One-year Performance Period.  Such 40 Performance-based Stock Units are deemed vested as of March 31, 2011, the last day of the One-year Performance Period.  The Participant would be entitled to settlement of these Performance-based Stock Units on or prior to December 31, 2011.

The amount of the award, 1,000 Performance-based Stock Units, less the 40 Performance-based Stock Units that vested with respect to the One-year Performance Period, or 960 Performance-based Stock Units, would be prorated by the number of whole months (rounded up) in the Three-year Performance Period during which the Participant was employed (or, 15) divided by the total 36 months in the Three-year Performance Period, resulting in 400 Performance-based Stock Units vesting pursuant to Section (3)(c)(ii) (rounding up to the nearest whole share).  The Participant would be entitled to settlement of these Performance-based Stock Units on or prior to December 31, 2011.

If any of these Performance-based Stock Units are settled in cash, the closing date reference price for the Company’s Common Stock is the date of such termination of employment, or if that is not a trading day then the next succeeding trading day.

The remaining unvested Performance-based Stock Units would be deemed forfeited on June 30, 2011, the date of termination of employment.

The foregoing example would be equally applicable if the cause of the termination of the Participant’s employment of June 30, 2011 had been the Participant’s death, except that settlement would be made to the Participant’s estate.

3